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                                                                  EXHIBIT 10.101

                                 PROMISSORY NOTE

Amount:  $161,000.00                                    Date: July 30, 1993

     For value received, I, Joseph E. Cresci (the "Maker"), an employee of Environmental Power Corporation, a Delaware corporation (the "Company"), hereby promise to pay the Company ON DEMAND the principal amount of One Hundred Sixty-One Thousand Dollars & 00/100 ($161,000.00) with interest (computed on the basis of a 360 day year of twelve 30-day months) payable from the date hereof on the unpaid balance of such principal amount, such interest to be payable monthly.

     The interest payable on this Note shall track the Applicable Federal "short-term monthly" Rate as defined in Section 1274(d) of the Internal Revenue Code of 1954, as amended.

     As security for payments to be made by the Maker pursuant to this Note, the Company shall retain custody of, and a security interest in, the certificate or certificates representing 1,150,000 Shares of the Company's Common Stock, such security interest to lapse at such time as all of the obligations of the Maker under this Note have been satisfied in full or the Note has been canceled.

     The Company shall have full recourse against the Maker for collection and payment of the debt evidenced by this Note and may seek personal judgment against the Maker for payment of this Note.

     All or any part of the principal and accrued interest may be prepaid at anytime without the payment of any penalty or premium.

     In case any payment herein provided shall not be paid when due, the Maker further promises to pay all costs at collection, including all attorney's fees.

     This Note shall be governed by and construed in accordance with the laws of the State of New Hampshire and shall have the effect of a sealed instrument.

     The Maker and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of the Note.

                                           Maker





                                           /s/ Joseph E. Cresci
                                           --------------------
                                           Joseph E. Cresci